                                                                    EXHIBIT 99.1












                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

                                  BY AND AMONG

         BOSTON PROPERTIES, INC., BOSTON PROPERTIES LIMITED PARTNERSHIP

                                     AND THE

                              HOLDERS NAMED HEREIN

                                  March 1, 2000

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

     1.   Certain Definitions............................................3
     2.   Disposition Restrictions.......................................6
     3.   Registration...................................................9
     4.   State Securities Laws.........................................14
     5.   Expenses......................................................14
     6.   Indemnification by the Company................................14
     7.   Covenants of Holders..........................................15
     8.   Indemnification Procedures....................................16
     9.   Suspension of Registration Requirement; Restriction on Sales..17
     10.  Black-Out Period..............................................18
     11.  Additional Shares.............................................18
     12.  Contribution..................................................18
     13.  Amendments and Waivers........................................19
     14.  Notices.......................................................19
     15.  Successors and Assigns........................................20
     16.  Counterparts..................................................20
     17.  Governing Law.................................................20
     18.  Severability..................................................20
     19.  Entire Agreement..............................................20

SCHEDULE A
          LIST OF HOLDERS...............................................23

SCHEDULE B
          LIST OF PERMITTED DISTRIBUTEES................................24

SCHEDULE C
          LANDIS GROUP..................................................25

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

     This Registration Rights and Lock-Up Agreement (this "Agreement") is entered into as of March 1, 2000 by and among Boston Properties, Inc., a Delaware corporation (the "Company"), Boston Properties Limited Partnership, a Delaware limited partnership (the "Partnership" and, with the "Company," collectively, the "Acquiror"), and the Persons whose names are set forth on Schedule A hereto (each a "Holder" and, collectively, the "Holders").

     WHEREAS, the Holders have received on the date hereof units of limited partnership interest in the Partnership denominated as "Common Units," pursuant to that certain Contribution and Conveyance Agreement dated June 30, 1998 among the Company, the Partnership and the parties defined as "Property Owners," "Existing Partners" and "Assignors" therein (the "Contribution Agreement");

     WHEREAS, the Common Units are being issued to the Holders in a private placement transaction and accordingly constitute restricted securities;

     WHEREAS, upon the presentation of Common Units for redemption in accordance with the terms hereof and the terms of the Limited Partnership Agreement of the Partnership, the Common Units may be acquired by the Company for shares of the Company's common stock, par value $.01 per share ("Common Shares"), and the Company has agreed to provide certain registration rights to the Holders in respect of such Common Shares and the Holders have agreed to certain restrictions on the transferability and redemption of the Common Units and such Common Shares;

     WHEREAS, it is a condition precedent under the Contribution Agreement that each of the Company, the Partnership and the Holders enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Certain Definitions.

     As used in this Agreement, the following capitalized terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

     "Competitor" means a Person that directly or indirectly controls the management of more than 1,000,000 net rentable square feet of commercial real estate assets and that is substantially engaged in the business of owning and operating commercial (i.e., non- residential) real estate for occupancy by third party tenants; provided, that in the context of a bona fide pledge of Common

Units or Common Shares to a commercial bank, savings and loan institution, investment bank or similar lending or financial institution that does not principally or primarily engage in the ownership and operation of commercial (i.e., non-residential) real estate, such bank or institution shall not be deemed to be a Competitor.

     "Dispose" and "Disposition" means any offer, pledge, sale, contract to sell, grant of an option to sell or other disposition, whether direct or indirect; provided, that redemption of the Common Units, the exchange or conversion of the Common Units into Common Shares and any exchange of Common Shares or Common Units in a merger, reorganization, recapitalization or other similar transaction with respect to the Partnership shall not be included in this definition.

     "The Landis Group" means collectively Alan B. Landis and the other persons or entities listed on Schedule C hereto, and any transferee thereof who is required to become a party to this Agreement in accordance with the terms hereof, so long as such person holds Common Shares or Common Units, unless the Company consents otherwise in writing.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Permitted Distributee" means a direct or indirect holder of equity interests in a Holder that is listed on Schedule B hereto and that has delivered to the Company a Representation Letter (as defined in the Contribution Agreement).

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Registrable Shares" (a) when used with respect to a Holder, shall mean the Shares of such Holder, excluding (i) Shares for which a Registration Statement relating to the issuance or sale thereof shall have become effective under the Securities Act and which have been issued or disposed of under such Registration Statement, (ii) Shares sold pursuant to Rule 144 or (iii) Shares eligible for sale pursuant to Rule 144(k) (or any successor provision) and (b) when used without reference to a Holder, shall mean the Registrable Shares of all Holders.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:
(i) all SEC, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 5 hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by a selling Holder, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a selling Holder, all of which shall be borne by such Holder in all cases.

     "Registration Statement" shall mean any registration statement of the Company which covers the issuance or resale of any of the Registrable Shares on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "Rule 144" shall mean Rule 144 under the Securities Act (or any successor provision).

     "Rule 144 Transaction" means a transfer of Shares (A) complying with Rule 144 under the Securities Act as such rule is in effect on the date of such transfer (but only including a sale pursuant to a "brokered transaction" as defined in clauses (1) and (2) of paragraph (g) of such rule as in effect on the date hereof) and (B) occurring at a time when Shares are registered pursuant to
Section 12 of the Exchange Act (or any successor to such Section).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "SEC" shall mean the Securities and Exchange Commission.

     "Shares" (a) when used with respect to a Holder, shall mean any Common Shares issued or issuable to the Holder upon redemption or in exchange for Common Units which are held by such Holder and which Common Units were issued by the Partnership pursuant to the Source Agreements, and (b) when used without reference to a Holder, shall mean the Shares of all Holders; provided, that any Common Shares issued in respect of Shares as a stock dividend or in connection with a stock split, reorganization, reclassification, merger, consolidation or similar event shall also be deemed to be "Shares" for purposes of this Agreement.

     "Source Agreements" means (i) the Contribution Agreement and (ii) the Properties Under Development Contribution Agreement and the Development Agreement referred to in the Contribution Agreement.

     "Underwriting Limit Number" means one-half of the total number of Common Shares that are issuable upon conversion and exchange of all Common Units issued under the Source Agreements (as adjusted to reflect any splits, conversions or the like after the date hereof).

     "Volume Limit Number" means one-third of the total number of Common Shares that are issuable upon conversion and exchange of all Common Units issued under the Source Agreements (as adjusted to reflect any splits, conversions or the like after the date hereof).

     2. Disposition Restrictions.

     (a) Non-Redemption Period. Each Holder hereby agrees that for a period of three hundred seventy-five (375) days after the date hereof (the "Non-Redemption Period") or, if later, the date of issuance of such Common Unit, such Holder will not seek the redemption of the Common Units which were issued by the Partnership pursuant to the Source Agreements, and prior to the expiration of such period the Partnership and the Company will be under no obligation to recognize with respect thereto the redemption rights under Article 8 of the Partnership Agreement of the Partnership. Commencing on the 375th day after the date hereof, all such Common Units shall be redeemable, at the option of each Holder thereof, all in accordance with the exchange features and other rights, preferences and privileges more particularly provided in the Limited Partnership Agreement of the Partnership.

     (b) Lock-Up Period. Each Holder hereby agrees that for a period of one year after the date hereof (the "Lock-Up Period"), it will not Dispose of any Common Units without the written consent of the Company, which consent may be withheld in its sole discretion; provided, however, that, subject to Sections 2(d), (e) and (f), such Holder may:

          (i)  Dispose of Common Units to a Permitted Distributee;


          (ii) Dispose of Common Units pursuant to a grant of a pledge or security interest in a bona fide transaction with an unrelated and unaffiliated person who is not known by the transferor to be a Competitor at the time such interest is granted;

         (iii) Dispose of Common Units to a Holder who is not known by the transferor at the time of such Disposition to be a Competitor; and

          (iv) Dispose of Common Units on his or her death to such Holder's estate, executor, administrator or personal representative or to such Holder's beneficiaries pursuant to a devise or bequest or by laws of descent and distribution;

and provided, further, that the transferor shall, in connection with any Disposition, at the reasonable request of the Company, provide evidence reasonably satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act.

     (c) After expiration of the Lock-up Period, each Holder agrees that it will not Dispose of any Common Units, except that (subject to Sections 2(d), (e) and (f)):

          (i) a Holder who is a natural person may Dispose of Common Units to his or her spouse, siblings, grandparents, parents (or spouses of such persons) or any natural or adopted children or other descendants or to any trust in which any such family members or such Holder retains a majority of the beneficial interest or to a Person with respect to which such Holder together with such Holder's family members maintains and continues to maintain a majority of the voting and economic interests;

          (ii) a Holder that is a corporation, partnership, limited liability company, joint venture or other business entity may Dispose of Common Units to one or more Persons who have an ownership interest in such Holder or to one or more other entities that are majority owned and controlled, legally and beneficially, by such Holder or by one or more of the Persons who have an ownership interest in such Holder;

         (iii) a Holder may Dispose of Common Units as a gift or other transfer without consideration;

          (iv) a Holder may Dispose of Common Units pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated person who is not known by such holder at the time of such Disposition to be a Competitor;

          (v) a Holder may Dispose of Common Units to any other Holder, in any transaction of a type permitted under Section 2(b), to any institutional investor who represents that it is acquiring such Common Units in the ordinary course of business and without the purpose or effect of influencing control of the Company or the Partnership, to the Company, and with the written consent of the Company (such consent not to be unreasonably withheld or delayed);

provided, however, that in the case of any transfer of Shares or Common Units pursuant to clauses (i), (ii), (iv) and (v), the transferor shall, at the request of the Company, provide evidence satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act; provided, further, that any transaction that could be consummated through a series of transactions under this Section 2(c) may also be consummated at once as a single transaction without completing any of the intermediary transactions.

     (d) Volume Limitation. Except as provided in the last sentence of this paragraph, without the prior written approval of the Company, which shall not be unreasonably withheld or delayed, so long as the Holders hold in excess of 1.0% of the issued and outstanding Common Shares (including for purposes of such determination (in both the numerator and the denominator), the Common Shares that may be issued to the Holders upon the presentation of Common Units and/or any other Units (including Series One Preferred Units) issued pursuant to the Source Agreements, for redemption but not including Common Shares underlying any other units of limited partnership interest in the Partnership, options or other derivative securities), the Holders shall not, collectively, Dispose of more than the Volume Limit Number of Common Shares in any one hundred eighty (180) day consecutive period, and the Company may place a restrictive legend on any Common Shares issued upon conversion of Common Units for the purpose of monitoring compliance with this provision. In determining the number of Common Shares that have been Disposed in any one hundred eighty (180) day consecutive period for purposes of the previous sentence, there shall be excluded any Dispositions of Common Shares which are exempt from registration (and are not registered) under the Securities Act and any block trades of Common Shares executed outside of the normal New York Stock Exchange trading of Common Shares and which, in either case, are taken by the transferee subject to the continued restrictions in this agreement. The Company agrees to maintain records of transfers by the Holders of which the Holders inform the Company and upon any inquiry by a Holder will provide up-to-date information as to the Volume Limit Number of Common Shares remaining at any time as of any specified date based on such information. Notwithstanding the foregoing, (i) any sales of Common Shares made pursuant to a firm commitment underwriting may, when aggregated with prior sales by the Holders during the previous one hundred seventy-nine (179) days, exceed the Volume Limit Number but not the Underwriting Limit Number of Common Shares and (ii) this paragraph shall not prevent the Holders from Disposing of Shares in connection with a tender or exchange offer made to all holders of Common Shares.

     (e) Competitors. Each Holder agrees that, without the consent of the Company, it will not, knowingly, directly or indirectly Dispose of any Shares or Common Units to a Competitor; provided, that this provision shall not apply:

          (i) with respect to a Disposition pursuant to a tender offer or exchange offer made to substantially all holders of Common Shares or any tender offer or exchange offer made by the Company or any affiliate of the Company or any merger, consolidation or recapitalization of the Company;

          (ii) with respect to any Disposition of Shares which is effected by means of (i) a registered, underwritten public offering or (ii) pursuant to a Rule 144 Transaction (or other sale) which is effected in the ordinary course on the New York Stock Exchange (or other exchange where the Shares may be listed), and which is not in either case engaged in for the purpose of directly or indirectly Disposing of Shares to a Competitor, provided, that prior to engaging in such transaction the Holder informs the broker that may be effecting such sale of the restrictions set forth herein;

          (iii) with respect to any Disposition of Shares which is effected pursuant to a public offering effected with the engagement of a nationally recognized placement agent (who has been informed of the restrictions in this provision) involving sales to more than 10 persons, provided, that no person in such sale who (alone or together with persons the Holder knows to be affiliates of such person) acquires Shares for an aggregate purchase price of more than $1,500,000 is known by such Holder to be a Competitor; and

          (iv) to a Disposition of Shares or Common Units to the Company or to another Holder who is not known by the transferring Holder at the time of such Disposition to be a Competitor.

     (f) Binding Obligation; Certain Provisions of Organizational Documents. If a Holder Disposes of Shares or Common Units under any provision of this Section 2 (other than a Disposition of the type described in Sections 2(e)(i), (ii) or (iii)), such Shares and Common Units shall remain subject to this Agreement and, as a condition of the validity of such disposition, the transferee shall be required to execute and deliver a counterpart of this Agreement (except that a pledgee shall not be required to execute and deliver a counterpart of this Agreement until it forecloses upon such Common Units). Thereafter, such transferee shall be deemed to be the Holder for purposes of this Agreement. The provisions set forth in this Agreement permitting Dispositions of the Shares and Common Units shall not be deemed in any manner to limit any provision of the Company's Certificate of Incorporation or the Partnership's Limited Partnership Agreement which set forth restrictions or limitations on the transferability of Shares or Common Units.

     3. Registration.

     (a) Filing of Resale Shelf Registration Statement. Subject to the conditions set forth in this Agreement, the Company shall cause to be filed by the expiration of the Non- Redemption Period a Registration Statement under Rule 415 under the Securities Act relating to (i) the sale by any Holder who is an affiliate of the Company (as defined in Rule 144(a) under the Securities Act) of all of the Registrable Shares of such Holder or Holders in accordance with the terms hereof and (ii) the sale by any Holder of Registrable Shares as may be required under Section 3(b)(ii), and shall use reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company agrees to use reasonable efforts to keep the Registration Statement, after its date of effectiveness, continuously effective with respect to the Registrable Shares of a particular Holder until the earlier of (a) the date on which such Holder no longer holds any Registrable Shares or (b) the date on which all of the Registrable Shares held by such Holder have become eligible for sale pursuant to Rule 144(k) (or any successor provision) (hereinafter referred to as the "Resale Shelf Registration Expiration Date").

     (b) Registration Statement Covering Issuance of Common Shares.


          (i) The Company will, by the expiration of the Non-Redemption Period, file a registration statement (the "Issuance Registration Statement") under Rule 415 under the Securities Act relating to the issuance to the Holders of Registrable Shares upon the redemption of Common Units or in exchange for Common Units. Thereupon, the Company shall use reasonable efforts to cause such Registration Statement to be declared effective by the SEC for all Common Shares covered thereby. The Company agrees to use reasonable efforts to keep the Issuance Registration Statement continuously effective until and including the date on which all Holders have redeemed or exchanged their Common Units for Common Shares or cash (the "Issuance Registration Expiration Date").

          (ii) In the event that the Company determines that it is unable to cause such Issuance Registration Statement to be declared effective by the SEC within ninety (90) days after the expiration of the Non-Redemption Period or (except as otherwise permitted by Sections 9(b) and 10) is unable or it is impracticable to keep such Issuance Registration Statement effective until the date on which each Holder has redeemed or exchanged such Holder's Common Units for Common Shares, then each Holder shall have the rights set forth in Section 3(a) above whether or not such Holder is an affiliate of the Company.

     (c) Demand Registration. Subject to the conditions set forth in this Agreement, at any time after the later of the Resale Shelf Registration Expiration Date and the Issuance Registration Expiration Date and while any Registrable Shares are outstanding, the Company shall, at the written request of any Holder who is unable to sell its Registrable Shares pursuant to Rule 144(k) (or any successor provision), cause to be filed as soon as practicable after the date of such request by such Holder a Registration Statement under Rule 415 under the Securities Act relating to the sale by the Holder of all of the Registrable Shares held by such Holder in accordance with the terms hereof, and shall use reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company may, in its sole discretion, elect to file the Registration Statement before receipt of notice from any Holder. The Company agrees to use reasonable efforts to keep the Registration Statement continuously effective, after its date of effectiveness, until the date on which such Holder no longer holds any Registrable Shares.

     (d) Piggyback Registration. Following that date that is ninety (90) days after the expiration of the Non-Redemption Period, if, at any time thereafter, while any Registrable Shares are outstanding and (except as otherwise permitted by Sections 9(b) and 10) a Registration Statement applicable to Holders under Sections 3(a), 3(b) or 3(c) is not effective, the Company proposes to file a registration statement under the Securities Act with respect to an offering solely of Common Shares solely for cash (other than a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Shares, (iv) in connection with an offering solely to employees of the Company or its subsidiaries, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act), for its own account, the Company shall give prompt written notice of such proposed filing to the Holders. The notice referred to in the preceding sentence shall offer Holders the opportunity to register such amount of Registrable Shares as each Holder may request (a "Piggyback Registration"). Subject to the provisions of Section 4 below, the Company shall include in such Piggyback Registration, in the registration and qualification for sale under the blue sky or securities laws of the various states and in any underwriting in connection therewith all Registrable Shares for which the Company has received written requests for inclusion therein within ten (10) calendar days after the notice referred to above has been given by the Company to the Holders. Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company that the total number of Common Shares requested to be included in such registration by the Holders and holders under similar registration rights agreements exceeds the number of Common Shares that can be sold in such offering without impairing the pricing or other commercial practicality of such offering, the Company will include in such registration in the following priority: (i) first, all Common Shares the Company proposes to sell, (ii) second, up to the full number of applicable Common Shares requested to be included in such registration by any holders identified in that certain Registration Rights and Lock-Up Agreement dated June 23, 1997, as amended from time to time, by and among the Company and such holders, and (iii) third, up to the full number of applicable Registrable Shares requested to be included in such registration by any Holders and any other holders under similar registration rights agreements with the Company which, in the case of this clause (iii), in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering (with, to the extent necessary, Registrable Shares allocated pro rata among the Holders and such other holders on the basis of the total number of Common Shares requested to be included in such registration by all such holders). If in connection with any registration under this Section 3(d), the Common Shares to be registered will be distributed by or through one or more underwriters, then the Company will make reasonable efforts, upon the request of any Holder requesting registration of Registrable Shares under this Section 3(d), to arrange for such underwriters to include the

Registrable Shares of such Holder among the Shares to be distributed by or through such underwriters.

     (e) Notification and Distribution of Materials. The Company shall notify each Holder of the effectiveness of any Registration Statement applicable to the Shares of such Holder and shall furnish to each such Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as such Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

     (f) Amendments and Supplements. The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (a) such time as all of the Registrable Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holder (in the case of a Registration Statement filed pursuant to Section 3(a) hereof) or issued in accordance with the intended method of issuance by the Company (in the case of a Registration Statement filed pursuant to Section 3(b) hereof) or (b) the date on which the Registration Statement ceases to be effective in accordance with the terms of this Section 3. Upon ten (10) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or such Holder's ownership interests in Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Shares are then listed or quoted.

     (g) Notice of Certain Events. The Company shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

     At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act by a Holder to a transferee, the Company shall immediately notify each Holder of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and furnish to each applicable Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

     (h) Underwritten Offerings. In the case of an underwritten offering of Registrable Shares in which Holders will offer a number of Registrable Shares with an aggregate offering price to the public of at least $50 million, the Company shall permit Holders who hold a majority of all Registrable Shares held by the Holders who are participating in such offering to select the investment banker(s) and manager(s) who will administer such offering, subject to the approval of the Company which will not be unreasonably withheld. In connection with any such underwritten offering, the Company (upon reasonable advance notice) will (i) enter into underwriting and related agreements reasonably acceptable to the Company with customary terms (including representations and warranties and indemnification provisions, such provisions to be, to the extent customary, in favor of the selling Holders as well as the underwriters, but which terms, however, shall be no less favorable to the Company than the most recent underwriting agreement entered into by the Company); (ii) to the extent not otherwise disruptive of the Company's operations, reasonably cooperate with the underwriter(s); (iii) provide customary closing documentation; (iv) to the extent necessary, amend the Registration Statement; (v) to the extent not otherwise disruptive of the Company's operations, provide such information and make available appropriate personnel as may reasonably be requested by the Holders or the managing underwriters, and (vi) to the extent not otherwise disruptive of the Company's operations, provide such Holder and underwriters and their respective counsel and accountants, if any, the opportunity to participate in the preparation of such Registration Statement, provided, that (a) Company personnel will not be required to participate in road show presentations (but, upon reasonable advance notice and to the extent not unduly disruptive of the Company's operations, Company personnel whose identity and office may be reasonably determined by the Company will be available to participate in a reasonable number of conference calls) and (b) the Company will be reimbursed by the Holders participating in the offering (who shall be jointly and severally liable for such reimbursement) for any out of pocket costs and expenses in connection with such cooperation to the extent such expenses are greater than the expenses, or are not the type of expenses, which would be borne by the Company in the case of other Registration Statements filed hereunder (e.g., the cost of preparing glossy prospectuses with pictures and the cost of any road show presentations which the Company may in its sole discretion may elect to participate in).

     4. State Securities Laws. Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its best efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, (b) in the case of a particular state, a Holder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing or (c) the date on which the Registration Statement ceases to be effective.

     5. Expenses. Except as provided in Section 3(h), the Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement, except that each Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares sold by it and for any legal, accounting and other expenses incurred by it.

     6. Indemnification by the Company. The Company agrees to indemnify each of the Holders and their respective officers, directors, employees, agents, representatives, fiduciaries and affiliates, and any underwriter (as defined in the Securities Act (unless a formal underwriting agreement is entered into between the Company and such underwriter, in which case the indemnification provisions, if any, set forth therein shall apply), and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder (each, an "Indemnitee"), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by the Company of the Securities Act or of any rule or regulation promulgated thereunder (i) applicable to the Company and relating to action or inaction required of the Company in connection with any Registration Statement or Prospectus, or (ii) upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing by such person to the Company for use in connection with the Registration Statement or the Prospectus contained therein by such Indemnitee or (b) such Holder's failure to send or give a copy of the final, amended or supplemented prospectus furnished to the Holder by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final, amended or supplemented prospectus.

     7. Covenants of Holders. Each of the Holders (severally and not jointly) hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder's Registrable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in such Registration Statement (other than an Issuance Registration Statement) to any purchaser of the shares covered by such Registration Statement from the Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of attorneys and other professionals) arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in either such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder, its plan of distribution or its ownership interests, which was furnished to the Company by such Holder expressly for use therein unless such statement or omission was corrected in writing to the Company not less than three (3) business days prior to the date of the final prospectus (as supplemented or amended, as the case may be) or (ii) the failure by the Holder to deliver or cause to be delivered the Prospectus contained in such Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by such Registration Statement from the Holder through no fault of the Company. Notwithstanding the provisions of this Section 7, no Holder shall be required to pay as indemnification hereunder any amount in excess of the gross proceeds from the sale of Shares by such Holder which gave rise to the incurrence of such indemnification.

     8. Indemnification Procedures.

     Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) business days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or
(iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded, based on the advice of counsel, that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the indemnifying party) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     9. Suspension of Registration Requirement; Restriction on Sales.

     (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder's Registrable Shares or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment.

     (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to cause a Registration Statement and any filings with any state securities commission to become effective or to amend or supplement a Registration Statement shall be suspended in the event and during such period as unforeseen circumstances exist (including without limitation (i) an underwritten primary offering by the Company if the Company is advised by the underwriters that the sale of Registrable Shares under the Registration Statement would impair the pricing or commercial practicality of the primary offering or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements) (such unforeseen circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing. The Company shall notify the Holders of the existence and, in the case of circumstances referred to in clause (i) of this Section 9(b), nature of any Suspension Event.

     (c) Each holder of Registrable Shares agrees, if requested by the Company in the case of a Company-initiated non-underwritten offering or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any of the securities of the Company, including a sale pursuant to Rule 144, during the fifteen (15) day period prior to, and during the sixty (60) day period beginning on, the date of commencement of such Company-initiated offering (such period, or such lesser period as the Company may specify, a "Company Sale Period"), subject to its rights under Section 3(d) hereof, and provided, that any such request shall be made no more then three times in any twelve-month period.

     (d) Notwithstanding anything to the contrary in this Agreement, in no event shall Suspension Events be permitted to take effect more than twice in any twelve-month period and in no event shall Suspension Events and Company Sale Periods be permitted to take effect for more than an aggregate of one hundred eighty (180) days in any twelve-month period.

     10. Black-Out Period. Each Holder agrees that, following the effectiveness of any Registration Statement (except an Issuance Registration Statement) relating to Registrable Shares of such Holder, such Holder will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any filings with any state Securities Commission at any time after such Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration

Statement or such filing. During such period, the Company will not be obligated to effect redemptions of Common Units under an Issuance Registration Statement. The Holder may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings, and the Company will be obligated to resume effecting redemptions of Common Units under an Issuance Registration Statement, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following (i) further notice to such effect from the Company, which notice shall be given by the Company not later than five (5) business days after the conclusion of any such Suspension Event, or (ii) if earlier, the date on which the Company sells Common Shares under a registration statement filed under the Securities Act (except for sales made under a registration statement on Form S- 8 (or a successor form or procedure for selling securities pursuant to employee benefit plans and compensation arrangements) or a sale made in connection with a dividend or interest reinvestment or direct stock purchase plan.)

     11. Additional Shares. The Company, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued Common Shares of the Company or any Common Shares of the Company owned by any other shareholder or shareholders of the Company.

     12. Contribution. If the indemnification provided for in Sections 6 and 7 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 12 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 6 or 7 hereof had been available under the circumstances.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     Notwithstanding the provisions of this Section 12, no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Shares exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     13. Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the Company and members of the Landis Group holding in excess of two-thirds of the aggregate of all Shares held by (or issuable to) such members.

     14. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided, that notices of a change of address shall be effective only upon receipt thereof):

          If to the Company:  Boston Properties, Inc.
                              800 Boylston Street, Suite 400

                              Boston, MA 02199
                              Attn: Edward H. Linde, President
                              Telecopy: (617) 536-4233

          with a copy to:     Goodwin, Procter & Hoar  LLP
                              Exchange Place
                              Boston, MA 02109

                              Attn: Ettore A. Santucci, P.C.
                              Telecopy: (617) 523-1231

          If to the Holders:  As listed on the applicable Holder Signature Page

In addition to the manner of notice permitted above, notices given pursuant to Sections 9 and 10 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

     15. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any Holder and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder; provided, that any Holder may assign its rights hereunder to any person to whom such Holder may Dispose of Shares and/or Common Units pursuant to Section 2 hereof.

     16. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

     18. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     19. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      BOSTON PROPERTIES, INC.



                                      By: /s/ Mitchell Landis
                                          ------------------------
                                          Name: Mitchell Landis
                                          Title: Vice President

                                      BOSTON PROPERTIES LIMITED
                                      PARTNERSHIP

                                      By: Boston Properties, Inc.,
                                          its general partner

                                      By: /s/ Mitchell Landis
                                          ------------------------
                                         Name: Mitchell Landis
                                         Title: Vice President

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
                              HOLDER SIGNATURE PAGE


     Reference is made to that certain Registration Rights and Lock-Up Agreement (the "Registration Rights Agreement") entered into on March 1, 2000 by and among Boston Properties, Inc., Boston Properties Limited Partnership, and the Holders named therein in connection with the contribution and conveyance of properties and assets (or indirect interests therein) located in Princeton, New Jersey. The undersigned, by its execution hereof, agrees to be bound by all the terms of a Holder thereunder.

                              /s/ Linda Landis
                              ------------------------
                              Name (print): Linda Landis
                              Date: 3/1/00

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
                              HOLDER SIGNATURE PAGE


     Reference is made to that certain Registration Rights and Lock-Up Agreement (the "Registration Rights Agreement") entered into on March 1, 2000 by and among Boston Properties, Inc., Boston Properties Limited Partnership, and the Holders named therein in connection with the contribution and conveyance of properties and assets (or indirect interests therein) located in Princeton, New Jersey. The undersigned, by its execution hereof, agrees to be bound by all the terms of a Holder thereunder.

                              /s/ Uzi Zucker
                              ------------------------
                              Name (print): Uzi Zucker
                              Date: 2/29/00

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
                              HOLDER SIGNATURE PAGE


     Reference is made to that certain Registration Rights and Lock-Up Agreement (the "Registration Rights Agreement") entered into on March 1, 2000 by and among Boston Properties, Inc., Boston Properties Limited Partnership, and the Holders named therein in connection with the contribution and conveyance of properties and assets (or indirect interests therein) located in Princeton, New Jersey. The undersigned, by its execution hereof, agrees to be bound by all the terms of a Holder thereunder.

                              /s/ Daniel Slott
                              ------------------------
                              Name (print): Daniel Slott
                              Date: 3/1/00

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
                              HOLDER SIGNATURE PAGE


     Reference is made to that certain Registration Rights and Lock-Up Agreement (the "Registration Rights Agreement") entered into on March 1, 2000 by and among Boston Properties, Inc., Boston Properties Limited Partnership, and the Holders named therein in connection with the contribution and conveyance of properties and assets (or indirect interests therein) located in Princeton, New Jersey. The undersigned, by its execution hereof, agrees to be bound by all the terms of a Holder thereunder.

                              /s/ Alan B. Landis
                              ------------------------
                              Name (print): Alan B. Landis
                              Date: 3/1/00

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
                              HOLDER SIGNATURE PAGE


     Reference is made to that certain Registration Rights and Lock-Up Agreement (the "Registration Rights Agreement") entered into on March 1, 2000 by and among Boston Properties, Inc., Boston Properties Limited Partnership, and the Holders named therein in connection with the contribution and conveyance of properties and assets (or indirect interests therein) located in Princeton, New Jersey. The undersigned, by its execution hereof, agrees to be bound by all the terms of a Holder thereunder.

                              /s/ William F. King
                              ------------------------
                              Name (print): William F. King
                              Date: 2/22/00

                                                                      SCHEDULE A

                                 LIST OF HOLDERS

Alan B. Landis
Linda Landis
William F. King III
Uzi Zucker
Daniel Slott

                                                                      SCHEDULE B

                         LIST OF PERMITTED DISTRIBUTEES

None.

                                                                      SCHEDULE C

                                  LANDIS GROUP

Alan B. Landis
Linda Landis
William F. King III
Uzi Zucker
Daniel Slott


                                       28